UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2012

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California		94111-2702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 29, 2012, Diamond Foods, Inc. (“Diamond”) closed the transactions contemplated by that certain Securities Purchase Agreement dated as of May 22, 2012 (“Securities Purchase Agreement”), by and between Diamond and an affiliate of Oaktree Capital Management, L.P. (“Purchaser”) and described under Item 1.01 of Diamond’s Current Report on Form 8-K filed on May 23, 2012. Pursuant to the Securities Purchase Agreement, Diamond sold and the Purchaser acquired $150.0 million aggregate principal amount of its 12% Senior Notes due 2020 (“Senior Note”), $75.0 million aggregate principal amount of its 12% Redeemable Senior Notes due 2020 (“Redeemable Note” and together with the Senior Note, the “Notes”) and a warrant (“Warrant”) to purchase up to 4,420,859 shares of Diamond’s common stock, par value $0.001 per share (“Common Stock”). The terms of the Notes and the Warrant are described under Item 1.01 of Diamond’s Current Report on Form 8-K filed on May 23, 2012, and such descriptions are incorporated herein by reference. The Senior Note, Redeemable Note and Warrant are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K, respectively.

Pursuant to the terms of the Waiver and Third Amendment to the Credit Agreement, dated May 22, 2012, with Bank of America, N.A. and certain lenders party to the Credit Agreement (“Credit Agreement”), dated February 25, 2010, with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Barclays Capital, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, and Bank of Montreal, as Joint Syndication Agents, the other lenders party thereto, and Banc of America Securities LLC and Barclays Capital, as Joint Lead Arrangers and Joint Book Managers, Diamond prepaid $100 million of the term loans and paid down approximately $103 million of the revolving credit loans under the Credit Agreement from the proceeds of the sale of the Notes and Warrant.

Prior to the closing of the sale of the Notes and Warrant (“Closing”), Diamond and the Purchaser amended the Securities Purchase Agreement to revise the voting rights of the Series A Preferred Stock (if and when such Series A Preferred Stock is issued) with respect to matters on which the holders of Series A Preferred Stock will vote together with holders of Common Stock. The amendment provided that each share of Series A Preferred Stock will be entitled to the number of votes equal to the quotient obtained by dividing the liquidation preference of such share of Series A Preferred Stock by $23.16, which was Diamond’s closing bid price per share on May 22, 2012. The amendment does not affect the right of the holders of Series A Preferred Stock to designate two members of Diamond’s Board of Directors (“Board”).

The amendment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, in connection with Closing, on May 29, 2012, Diamond entered into a registration rights agreement with the Purchaser (“Registration Rights Agreement”). The Registration Rights Agreement is described under Item 1.01 of Diamond’s Current Report on Form 8-K filed on May 23, 2012, and such description is incorporated herein by reference. The Registration Rights Agreement is filed as Exhibit 4.4 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

In connection with the sale of the Notes described under Item 1.01 of this Current Report on Form 8-K, on May 29, 2012, Diamond issued the Warrant. The aggregate consideration Diamond received for the issuance of the Notes and Warrant was $218.25 million. The Warrant is described in Item 1.01 of Diamond’s Current Report on Form 8-K filed on May 23, 2012, and such description is incorporated herein by reference. Diamond sold the Notes and Warrant to the Purchaser in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”). Diamond’s offer and sale of the Notes and Warrants was in reliance on the exemption provided by Section 4(2) of the Securities Act. Diamond relied on this exemption from registration based in part on the representations made by the Purchaser in the Securities Purchase Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective upon the Closing, R. Dean Hollis and Matthew C. Wilson were elected members of the Board.

Mr. Hollis has more than 35 years of business experience across food, retail and consumer products industries. Currently, he is a Senior Advisor to Oaktree Capital Management, L.P. In addition, he oversees several privately held investments and serves on several boards, including AdvancePierre Foods, Landec Corporation and Smart Balance. Until 2008, Mr. Hollis was with ConAgra Foods where, for over 20 years, he held several executive-level positions, including President and Chief Operating Officer, Consumer Foods and International. Prior to joining ConAgra Foods, Mr. Hollis was with the TreeSweet Companies, holding management positions in both sales and marketing. He began his career in the consumer products division of Georgia-Pacific Corporation, where he spent four years advancing through a variety of sales management positions. Mr. Hollis is a graduate of Stetson University, where he is on the Board of Directors and received the Distinguished Alumni Award in 2005.

Mr. Wilson is a Managing Director with Oaktree Capital Management, L.P. in Los Angeles. Since joining Oaktree in 2007, he has been responsible for all aspects of the investment process, including transaction sourcing, structuring and execution as well as implementation of post-closing turnaround, integration and growth strategies. Mr. Wilson has more than 15 years of experience in mergers and acquisitions, private equity investments and special situation financings and currently leads Oaktree’s principal investments in the food and beverage, retail and consumer products sectors. Prior to Oaktree, Mr. Wilson was with H.I.G. Capital, LLC, a leading middle market private equity firm. While at H.I.G., Mr. Wilson was a founding member of Bayside Capital, Inc, a fund focused on special situations and credit oriented investments. Prior thereto, Mr. Wilson was with J.H. Whitney & Co., where he was an associate in the firm’s middle market buyout group. Mr. Wilson began his career in the Investment Banking Division at Merrill Lynch & Co. in New York. Mr. Wilson has served on the boards of numerous companies in a broad range of industries. He currently serves as a Director of AdvancePierre Foods and on the Board of Trustees of The Children’s Bureau of Los Angeles. Mr. Wilson earned B.A. degrees with Distinction in Economics and History from the University of Virginia and an M.B.A. from the Harvard Business School.

Mr. Hollis will be compensated as a non-employee member of the Board pursuant to Diamond’s standard director compensation arrangements. The description of Diamond’s director compensation arrangements filed as Exhibit 10.25 to Diamond’s Annual Report on Form 10-K (Amendment No. 1) for the fiscal year ended July 31, 2011 is incorporated by reference herein. Pursuant to the terms of the Securities Purchase Agreement, Mr. Wilson, who is an employee of Oaktree Capital Management, will not receive any compensation from Diamond for his service as a member of the Board. As with each of the Diamond’s directors and executive officers, Diamond will enter into an indemnification agreement with each of Mr. Hollis and Mr. Wilson to provide them with additional contractual assurances regarding the scope of the indemnification provided in Diamond’s certificate of incorporation and bylaws and to provide additional procedural protections.

Mr. Hollis and Mr. Wilson were appointed directors in connection with the Securities Purchase Agreement. The material terms of the Securities Purchase Agreement are described in Item 1.01 of Diamond’s Current Report on Form 8-K filed on May 23, 2012, which is incorporated herein by reference. There are no other related person transactions between either of Mr. Hollis or Mr. Wilson and Diamond.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Senior Note issued to OCM PF/FF Adamantine Holdings, Ltd., dated May 29, 2012.

4.2	Redeemable Note issued to OCM PF/FF Adamantine Holdings, Ltd., dated May 29, 2012.

4.3	Warrant to Purchase Common Stock issued to OCM PF/FF Adamantine Holdings, Ltd., dated May 29, 2012.

4.4	Registration Rights Agreement, dated May 29, 2012, by and between Diamond Foods, Inc. and the Purchasers.

99.1	Amendment to Securities Purchase Agreement, dated May 29, 2012, by and between Diamond Foods, Inc. and the Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: May 30, 2012	By:	/s/ Stephen E. Kim
	Name:	Stephen E. Kim
	Title:	Senior Vice President, General Counsel and Human Resources